                                                                     EXHIBIT 4.5

                            PER-SE TECHNOLOGIES, INC.

               3.25% Convertible Subordinated Debentures Due 2024

        ----------------------------------------------------------------

                                    INDENTURE

                            Dated as of June 30, 2004

        ----------------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

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

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                    INDENTURE SECTION
        310(a)(1)...........................................         7.10
           (a)(2)...........................................         N.A.
           (a)(3)...........................................         N.A.
           (a)(4)...........................................         N.A.
           (a)(5)...........................................         N.A.
           (b)..............................................         7.10
           (c)..............................................         N.A.
        311(a)..............................................         7.11
           (b)..............................................         7.11
           (c)..............................................         N.A.
        312(a)..............................................         N.A.
           (b)..............................................         13.03
           (c)..............................................         13.03
        313(a)..............................................         7.06
           (b)..............................................         7.06
           (c)..............................................         N.A.
           (d)..............................................         N.A.
        314(a)..............................................         4.02
           (b)..............................................         N.A.
           (c)(1)...........................................         N.A.
           (c)(2)...........................................         N.A.
           (c)(3)...........................................         N.A.
           (d)..............................................         N.A.
           (e)..............................................         N.A.
           (f)..............................................         N.A.
        315(a)..............................................         7.01(a)
           (b)..............................................         7.05
           (c)..............................................         N.A.
           (d)..............................................         7.01(b)
           (e)..............................................         6.11
        316(a)(1)(A)........................................         6.05
           (a)(1)(B)........................................         6.04
           (a)(2)...........................................         N.A.
           (b)..............................................         N.A.
           (c)..............................................         N.A.
        317(a)(1)...........................................         N.A.
           (a)(2)...........................................         N.A.
           (b)..............................................         N.A.
        318(a)..............................................         N.A.

-----------
      N.A. means not applicable.

----------------------------
* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                              ARTICLE 1
                             DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.....................................................................     1
Section 1.02. Other Definitions...............................................................     8
Section 1.03. Incorporation by Reference of Trust Indenture Act...............................    10
Section 1.04. Rules Of Construction...........................................................    10
Section 1.05. Acts of Holders.................................................................    10

                                              ARTICLE 2
                                           THE SECURITIES

Section 2.01. Form and Dating.................................................................    12
Section 2.02. Execution And Authentication....................................................    13
Section 2.03. Registrar, Paying Agent And Conversion Agent....................................    13
Section 2.04. Paying Agent To Hold Money And Securities In Trust..............................    14
Section 2.05. Securityholder Lists............................................................    14
Section 2.06. Transfer And Exchange...........................................................    15
Section 2.07. Replacement Securities..........................................................    16
Section 2.08. Outstanding Securities; Determinations of Holders' Action.......................    17
Section 2.09. Temporary Securities............................................................    18
Section 2.10. Cancellation....................................................................    18
Section 2.11. Persons Deemed Owners...........................................................    19
Section 2.12. Global Securities...............................................................    19
Section 2.13. CUSIP Numbers...................................................................    24

                                              ARTICLE 3
                                     REDEMPTION AND REPURCHASES

Section 3.01. Company's Right to Redeem; Notices to Trustee...................................    25
Section 3.02. Selection of Securities to be Redeemed..........................................    25
Section 3.03. Notice of Redemption............................................................    26
Section 3.04. Effect of Notice of Redemption..................................................    27
Section 3.05. Deposit of Redemption Price.....................................................    27
Section 3.06. Securities Redeemed in Part.....................................................    27
Section 3.07. Repurchase of Securities by the Company at Option of the Holder.................    28
Section 3.08. Repurchase of Securities at Option of the Holder Upon Fundamental Change........    30
Section 3.09. Effect of Repurchase Notice or Fundamental Change Repurchase Notice.............    34

Section 3.10. Deposit of Repurchase Price or Fundamental Change Repurchase Price..............    35
Section 3.11. Securities Purchased in Part....................................................    35
Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Securities.............    35
Section 3.13. Repayment to the Company........................................................    36

                                              ARTICLE 4
                                              COVENANTS

Section 4.01. Payment of Securities...........................................................    36
Section 4.02. SEC and Other Reports...........................................................    36
Section 4.03. Compliance Certificate..........................................................    37
Section 4.04. Further Instruments and Acts....................................................    37
Section 4.05. Maintenance of Office or Agency.................................................    37
Section 4.06. Delivery of Certain Information.................................................    38
Section 4.07. Liquidated Damages Notice.......................................................    38

                                              ARTICLE 5
                                          SUCCESSOR PERSON

Section 5.01. When Company may Merge or Transfer Assets.......................................    39

                                              ARTICLE 6
                                        DEFAULTS AND REMEDIES

Section 6.01. Events of Default...............................................................    40
Section 6.02. Acceleration....................................................................    42
Section 6.03. Other Remedies..................................................................    42
Section 6.04. Waiver of Past Defaults.........................................................    43
Section 6.05. Control by Majority.............................................................    43
Section 6.06. Limitation on Suits.............................................................    43
Section 6.07. Rights of Holders to Receive Payment............................................    44
Section 6.08. Collection Suit by Trustee......................................................    44
Section 6.09. Trustee May File Proofs of Claim................................................    44
Section 6.10. Priorities......................................................................    45
Section 6.11. Undertaking For Costs...........................................................    45
Section 6.12. Waiver Of Stay, Extension Or Usury Laws.........................................    46

                                              ARTICLE 7
                                               TRUSTEE

Section 7.01. Duties of Trustee...............................................................    46
Section 7.02. Rights of Trustee...............................................................    47
Section 7.03. Individual Rights of Trustee....................................................    49
Section 7.04. Trustee's Disclaimer............................................................    49
Section 7.05. Notice of Defaults..............................................................    49

Section 7.06. Reports by Trustee to Holders...................................................    49
Section 7.07. Compensation and Indemnity......................................................    50
Section 7.08. Replacement of Trustee..........................................................    51
Section 7.09. Successor Trustee by Merger.....................................................    51
Section 7.10. Eligibility; Disqualification...................................................    52
Section 7.11. Preferential Collection of Claims Against Company...............................    52

                                              ARTICLE 8
                                       DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Securities............................................    52
Section 8.02. Repayment to the Company........................................................    52

                                              ARTICLE 9
                                             AMENDMENTS

Section 9.01. Without Consent of Holders......................................................    53
Section 9.02. With Consent of Holders.........................................................    54
Section 9.03. Compliance with Trust Indenture Act.............................................    55
Section 9.04. Revocation and Effect of Consents, Waivers and Actions..........................    55
Section 9.05. Notation on or Exchange of Securities...........................................    56
Section 9.06. Trustee to Sign Supplemental Indentures.........................................    56
Section 9.07. Effect of Supplemental Indentures...............................................    56

                                             ARTICLE 10
                                             CONVERSIONS

Section 10.01. Conversion Privilege...........................................................    56
Section 10.02. Conversion Procedure; Conversion Price; Fractional Shares......................    59
Section 10.03. Payment upon Conversion; Cash in Lieu of Fractional Shares.....................    61
Section 10.04. Adjustment of Conversion Rate..................................................    63
Section 10.05. Effect of Reclassification, Consolidation, Merger or Sale......................    72
Section 10.06. Taxes on Shares Issued.........................................................    73
Section 10.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with
    Governmental Requirements; Listing of Common Stock........................................    74
Section 10.08. Responsibility of Trustee......................................................    74
Section 10.09. Notice to Holders Prior to Certain Actions.....................................    75
Section 10.10. Rights Issued in Respect of Common Stock Issued upon Conversion................    76
Section 10.11. Unconditional Right of Holders to Convert......................................    76

                                             ARTICLE 11
                                            SUBORDINATION

Section 11.01. Agreement Of Subordination.....................................................    77
Section 11.02. Payments To Holders............................................................    77

Section 11.03. Subrogation Of Securities......................................................    80
Section 11.04. Authorization To Effect Subordination..........................................    81
Section 11.05. Notice To Trustee..............................................................    81
Section 11.06. Trustee's Relation To Senior Debt..............................................    82
Section 11.07. No Impairment Of Subordination.................................................    82
Section 11.08. Certain Conversions Not Deemed Payment.........................................    82
Section 11.09. Article Applicable To Paying Agents............................................    83
Section 11.10. Senior Debt Entitled To Rely...................................................    83

                                             ARTICLE 12
                                         MAKE-WHOLE PREMIUM

Section 12.01. Make-whole Premium.............................................................    83
Section 12.02. Adjustments Relating To The Make-whole Premium.................................    85
Section 12.03. Calculation Of The Make-whole Premium..........................................    85

                                             ARTICLE 13
                                            MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls...................................................    86
Section 13.02. Notices........................................................................    86
Section 13.03. Communication By Holders With Other Holder.....................................    87
Section 13.04. Certificate And Opinion As To Conditions Precedent.............................    87
Section 13.05. Statements Required In Certificate Or Opinion..................................    87
Section 13.06. Separability Clause............................................................    88
Section 13.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar.................    88
Section 13.08. Legal Holidays.................................................................    88
Section 13.09. GOVERNING LAW..................................................................    88
Section 13.10. No Recourse Against Others.....................................................    88
Section 13.11. Successors.....................................................................    88
Section 13.12. Multiple Originals.............................................................    88

EXHIBIT A    Form of Global Security
EXHIBIT B    Form of Certificated Security
EXHIBIT C    Transfer Certificate

      INDENTURE dated as of June 30, 2004 between PER-SE TECHNOLOGIES, INC., a Delaware corporation ("COMPANY"), and U.S. BANK NATIONAL ASSOCIATION ("TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.25% Convertible Subordinated Debentures Due 2024:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions.

      "144A GLOBAL SECURITY" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

      "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

      "BOARD RESOLUTION" means a resolution of the Board of Directors.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

      "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "CERTIFICATED SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit B.

      "CLOSING SALE PRICE" means, with respect to the Common Stock on any date, the closing sale price (determined without regard for after-hours or extended market trading) per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one bid or ask price, the average of the average bid and the average ask prices) on that date, as reported by the Nasdaq National Market, or if the Common Stock is not then quoted on the Nasdaq National Market, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded. If the Common Stock is not listed on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Closing Sale Price" will be the last quoted bid for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or, in the absence of such a quotation, a price determined in good faith by the Board of Directors; provided that for purposes of this definition only, "Common Stock" shall also mean the consideration for which the Common Stock was converted, exchanged or acquired in any Fundamental Change and notwithstanding the foregoing the value of any such consideration shall be (i) in the case of cash, the amount of such cash and (ii) in the case of securities not quoted by the National Quotation Bureau or similar organization, as determined by 2 nationally-recognized banks selected by the Trustee.

      "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

      "COMPANY" means the party named as the "Company" in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "COMPANY NOTICE" means a notice to Holders delivered pursuant to Section 3.07.

      "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any Officer.

      "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate as of such date.

      "CONVERSION SETTLEMENT DATE" means (i) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Business Day immediately following the final day of the Cash Settlement Averaging Period and

(ii) if the Company elects to satisfy the Conversion Obligation in Common Stock, the third Business Day immediately following the Conversion Date.

      "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at U.S. Bank National Association, Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention:
Michael M. Hopkins, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which the trust created by this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "CREDIT AGREEMENT" means the Credit Agreement dated as of September 11, 2003, as amended as of June 30, 2004, among the Company, as the borrower, the subsidiaries of the Company identified therein as guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent and the other Lenders party thereto, as further amended, restated, supplemented or otherwise modified from time to time, and all direct and indirect refundings, refinancings and replacements of any Credit Agreement.

      "DESIGNATED SENIOR DEBT" means (a) any Indebtedness from time to time outstanding under the Credit Agreement and (b) any other Senior Debt the principal amount of which is $10 million or more and that has been designated by the Company as "Designated Senior Debt".

      "DESIGNATED SUBSIDIARY" shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

      "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

      "FINAL OFFERING MEMORANDUM" means the offering memorandum dated June 24, 2004 relating to the offering of the Securities.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applied on a consistent basis.

      "GLOBAL SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

      "GUARANTEE" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "HEDGING OBLIGATIONS" means, with respect to any specified person, the obligations of such person under (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to exposure to interest rates; (b) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to exposure to commodity prices; and (c) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to exposure to foreign currency exchange rates.

      "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases and sale-and-leaseback transactions, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "INTEREST" means interest payable on each Security pursuant to Section 1 of the Securities.

      "INTEREST PAYMENT DATE" means June 30 and December 30 of each year, commencing December 30, 2004.

      "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

      "INTEREST RECORD DATE" means June 15 and December 15 of each year.

      "LIQUIDATED DAMAGES" means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).

      "MAKE-WHOLE PREMIUM" has the meaning set forth in Section 12.01.

      "OBLIGATIONS" means any principal, interest (including interest accruing after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding related to the Company or any Subsidiaries, whether or not allowed or allowable as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other monetary obligations payable under or in respect of the documentation governing any Indebtedness.

      "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

      "OFFICER'S CERTIFICATE" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

      "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

      "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "PURCHASE AGREEMENT" means the Purchase Agreement dated as of June 24, 2004 among the Company, Banc of America Securities LLC and the other initial purchasers named in Schedule A attached thereto.

      "REDEMPTION DATE" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

      "REGISTRATION DEFAULT" has the meaning specified in the Registration Rights Agreement.

      "REGISTRATION RIGHTS AGREEMENT" means the Resale Registration Rights Agreement, dated as of the date hereof, between the Company and Banc of America Securities LLC, as representative of the several initial purchasers under the Purchase Agreement.

      "REPRESENTATIVE" means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust office or any other officer associated with the corporate trust services of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED SECURITY" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

      "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY" means any of the Company's 3.25% Convertible Subordinated Debentures Due 2024, as amended or supplemented from time to time, issued under this Indenture.

      "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "SENIOR DEBT" with respect to the Company means Indebtedness (including any monetary Obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company arising under the Credit Agreement, all Hedging Obligations owing to any lender or affiliate of any lender party to the Credit Agreement, all obligations under treasury management agreements with any lender or affiliate of any lender party to the Credit Agreement or any other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company and any Subsidiary. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business;
(b) Indebtedness of the Company to any Subsidiaries or (c) Indebtedness of the Company that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is on the same basis or junior to the Securities.

      "STATED MATURITY", when used with respect to any Security, means June 30, 2024.

      "SUBSIDIARY" means (i) a corporation, a majority of whose outstanding Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries, (ii) a partnership in which the Company or a Subsidiary holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and one or more Subsidiaries, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      A "TERMINATION OF TRADING" will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "TRADING DAY" means a day during which trading in the Common Stock generally occurs and a Closing Sale Price for the Common Stock is provided on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq

National Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

      "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the Securities will be deemed to equal to the product of the Closing Sale Price and the Conversion Rate.

      "TRANSFER RESTRICTED SECURITIES" has the meaning specified in the Registration Rights Agreement.

      "TRUSTEE" means the party named as the "Trustee" in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      Section 1.02. Other Definitions.

                                                                       DEFINED IN
TERMS:                                                                  SECTION:
"Act".........................................................          1.05
"Accepted Purchased Shares"...................................          10.04(g)
"Adjustment Event"............................................          10.04(l)
"Agent Members"...............................................          2.12(e)
"cash"........................................................          3.01
"Cash Amount".................................................          10.03(a)
"Cash Settlement Averaging Period"............................          10.03(a)
"Cash Settlement Notice Period"...............................          10.03(a)
"Change of Control"...........................................          3.08(a)
"Conversion Agent"............................................          2.03

                                                                       DEFINED IN
TERMS:                                                                  SECTION:
"Conversion Date".............................................          10.02(c)
"Conversion Notice"...........................................          10.02(b)
"Conversion Obligation".......................................          10.03(a)
"Conversion Rate".............................................          10.02(a)
"Conversion Retraction Period"................................          10.03(a)
"Conversion Settlement Distribution"..........................          10.03(a)
"Current Market Price"........................................          10.04(h)
"Depositary"..................................................          2.01(b)
"Determination Date"..........................................          10.04(l)
"Distributed Assets"..........................................          10.04(d)
"DTC" ........................................................          2.01(c)
"Effective Date" .............................................          12.01(d)
"Event of Default"............................................          6.01
"Exchange Act"................................................          2.12(e)
"Ex-Dividend Time"............................................          10.01(b)
"Expiration Time".............................................          10.04(f)
"Fair Market Value"...........................................          10.04(h)
"Final Notice Date"...........................................          10.03(a)
"Fundamental Change"..........................................          3.08(a)
"Fundamental Change Repurchase Date"..........................          3.08(a)
"Fundamental Change Repurchase Notice"........................          3.08(d)
"Fundamental Change Repurchase Price".........................          3.08(a)
"Legal Holiday"...............................................          13.08
"Legend"......................................................          2.06(f)
"Liquidated Damages Notice" ..................................          4.07
"Make-Whole Premium" .........................................          12.01(d)
"Measurement Period"..........................................          10.01(a)
"Non-Payment Default".........................................          11.02
"Notice of Default"...........................................          6.01
"Offer Expiration Time".......................................          10.04(g)
"Paying Agent"................................................          2.03
"Payment Blockage Notice".....................................          11.02
"Payment Default" ............................................          11.02
"Principal Value Conversion"..................................          10.01(a)
"Purchased Shares"............................................          10.04(f)
"QIB".........................................................          2.01(b)
"Record Date".................................................          10.04(h)
"Redemption Price"............................................          3.01
"Registrar"...................................................          2.03
"Repurchase Date".............................................          3.07(a)
"Repurchase Notice"...........................................          3.07(c)
"Repurchase Price"............................................          3.07(a)
"Rights"......................................................          10.10
"Rights Agreement"............................................          10.10

                                                                       DEFINED IN
TERMS:                                                                  SECTION:
"Rule 144A Information".......................................          4.06
"Spinoff Valuation Period"....................................          10.04(d)
"Stock Price" ................................................          12.01(d)
"Stock Price Cap" ............................................          12.01(d)
"Stock Price Floor" ..........................................          12.01(d)
"Trigger Event"...............................................          10.04(d)

      Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "COMMISSION" means the SEC.

      "INDENTURE SECURITIES" means the Securities.

      "INDENTURE SECURITY HOLDER" means a Securityholder.

      "INDENTURE TO BE QUALIFIED" means this Indenture.

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

      "OBLIGOR" on the indenture securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      Section 1.04. Rules Of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (3)   "or" is not exclusive;

            (4)   "INCLUDING" means including, without limitation; and

            (5) words in the singular include the plural, and words in the plural include the singular.

      Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2
                                 THE SECURITIES

      Section 2.01. Form and Dating. (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      (b) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

      (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

      Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

      (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

      (e) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

      Section 2.02. Execution And Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $100,000,000 (up to $125,000,000 aggregate principal amount if the initial purchasers' option set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.04 and Section 13.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

      Section 2.03. Registrar, Paying Agent And Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent and Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

      Section 2.04. Paying Agent To Hold Money And Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

      Section 2.05. Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 31 and November 30 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.06. Transfer And Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Certificated Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Certificated Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Certificated Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

      (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

      (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

      Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date

(including, in the case of a Fundamental Change Repurchase Date, any Make-Whole Premium), then immediately after such Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Liquidated Damages, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest and Liquidated Damages, if any, shall cease to accrue on such Security.

      Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Registrar designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and Section 2.12(e)(1) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and 2.12(a)(iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

                  (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

      then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (y)   to register the transfer of such Certificated
            Securities; or

                  (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

      the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                        (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or

                  (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                  (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and
            (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

      Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act; and

      (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

      (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

      (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 under the Securities Act or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 under the Securities Act or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

      (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

      (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

      (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that
            (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and a successor Depositary is not appointed by the Company within 90 days, (ii) to the extent permitted by the Depositary, the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depository elect to withdraw their beneficial interests in the Global Securities from such Depository, following notification by the Depository of their right to do so; or (iii) if consented to by the Company, a beneficial owner of Securities requests to exchange such beneficial owner's interest in the Global Securities for Certificated Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

      (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

      (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

      (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

      (5) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

      Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

      Section 3.01. Company's Right to Redeem; Notices to Trustee. On or after July 6, 2009, the Company, at its option, may redeem the Securities for U.S. legal tender ("CASH") at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of the Securities redeemed plus accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but not including) the Redemption Date. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

      Section 3.02. Selection of Securities to be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then listed or quoted). The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.01 from outstanding Securities not previously called for redemption.

      Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Securities.

      Securities and portions of Securities that are to be redeemed are convertible, pursuant to Section 10.01(a)(3), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3)   the Conversion Rate;

      (4)   the name and address of the Paying Agent and Conversion Agent;

      (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

      (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Section 10.02(b);

      (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

      (9) in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

      (10) that, unless the Company defaults in making payment of such Redemption Price, Interest and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (11) the CUSIP number(s) of the Securities to be redeemed, provided that no representation is made as to the accuracy or correctness of the CUSIP number(s), if any, listed in such notice or printed on the Securities and any redemption shall not be affected by the defect in such CUSIP number(s).

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

      Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear Interest (and Liquidated Damages, if any).

      Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. If a Holder converts a portion of its Security prior to its receipt of the Notice of Redemption for a Security to be redeemed only in part, the converted portion will be deemed to be from the portion selected for redemption.

      In the event of any redemption of Securities, in part, the Company will not be required to register the transfer of or exchange any Certificated Security, during a period beginning at the opening of business 15 days before any selection of Certificated Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed, or register the transfer of or exchange any Certificated Security, so selected for redemption, in whole or in part, except the unredeemed portion of any Certificated Security being redeemed in part.

      Section 3.07. Repurchase of Securities by the Company at Option of the Holder. (a) On each of June 30, 2009, June 30, 2014 and June 30, 2019 (each, a "REPURCHASE DATE"), Holders shall have the option require the Company to repurchase any Securities at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on those Securities, to, but not including, such Repurchase Date (the "REPURCHASE PRICE"). Not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a Company Notice in accordance with customary business practices to the Trustee and to each Holder (and to beneficial owners as required by applicable law).

      (b) The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

            (i)   the Repurchase Price and the Conversion Rate;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with
      Article 10 if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Securities must be surrendered to the Paying Agent to collect payment;

            (v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

            (vi) briefly, the conversion rights, if any, with respect to the Securities;

            (vii) the procedures for withdrawing a Repurchase Notice;

            (viii) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest and Liquidated Damages, if any, on such Securities will cease to accrue immediately after the Repurchase Date; and

            (ix)  the CUSIP number of the Securities.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (c) A Holder may exercise its rights specified in Section 3.07(a) upon delivery to the Paying Agent of a written notice of repurchase (a "REPURCHASE NOTICE") in the form attached to the Security during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on such Repurchase Date stating:

            (i) if Certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depository procedures,

            (ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

            (iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in
      Section 5 of the Securities and in this Indenture.

      The delivery of such Security to (together with all necessary endorsements) the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

      The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

      Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day following the Repurchase Date or the time of delivery of the Security (together with all necessary endorsements).

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      Section 3.08. Repurchase of Securities at Option of the Holder Upon Fundamental Change. (a) If a Fundamental Change occurs, subject to Section 3.08(b), the Securities not previously called for redemption or repurchased by the Company shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest, the Make-Whole Premium, if any, and accrued and unpaid Liquidated Damages, if any, on those Securities (the "FUNDAMENTAL CHANGE REPURCHASE PRICE") to, (but excluding) the date selected by the Company that is 30 Business Days after the date of the notice of a Fundamental Change delivered by the Company pursuant to Section 3.08(c) (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(d), provided that if the Fundamental Change Repurchase Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price will be 100% of the principal amount of the Debentures repurchased but will not include accrued Interest and Liquidated Damages, instead, we will pay such Interest, and Liquidated Damages, if any to the Holder of Record on the corresponding Record Date.

      A "FUNDAMENTAL CHANGE" will be deemed to have occurred upon a Change of Control or a Termination of Trading.

      A "CHANGE OF CONTROL" will be deemed to have occurred at such time after the original issuance of the Securities when any of the following has occurred:

            (i) as indicated by the filing of a Schedule TO under the Exchange Act or any other schedule, form or report under the Exchange Act disclosing the acquisition by any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any Subsidiary of the Company, or any of the employee benefit plans of the Company (except that any of those Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

            (ii) the Company consolidates or merges with or into any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than:
      (A) any transaction pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance, or (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving Person or a direct or indirect parent of the surviving Person.

      (b) Notwithstanding the foregoing, it shall not be considered a Fundamental Change if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) that would otherwise constitute a Fundamental Change consists of shares of common stock traded or to be traded immediately following such transaction on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible into that common stock (and any rights attached thereto).

      For the purposes of this Section 3.08, (x) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

      (c) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a Company Notice of the Fundamental Change in accordance with customary business practices to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

            (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

            (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

            (iii) the Fundamental Change Repurchase Date;

            (iv) the Fundamental Change Repurchase Price (exclusive of any Make-Whole Premium);

            (v) whether a Make-Whole Premium is payable, and if so, the Stock Price, Effective Date and Make-Whole Percentage to be used in calculating such Make-Whole Premium;

            (vi) the name and address of the Paying Agent and the Conversion Agent;

            (vii) the Conversion Rate;

            (viii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (ix) that the Securities must be surrendered to the Paying Agent to collect payment;

            (x) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (ix) above;

            (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

            (xii) briefly, the conversion rights, if any, on the Securities;

            (xiii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

            (xiv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Interest and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue immediately on the Fundamental Change Repurchase Date; and

            (xv)  the CUSIP number(s) of the Securities.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (d) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Paying Agent at any time before the close of business on the Business Day prior to the Fundamental Change Repurchase Date stating:

            (i) the certificate number of the Security which the Holder will deliver to be purchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depository procedures;

            (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000;

            (iii) that such Security shall be purchased pursuant to the terms and conditions specified in Section 5 of the Securities and in this Indenture; and

      The delivery of such Security (together with all necessary endorsements) to the Paying Agent with the Fundamental Change Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section
3.08 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the Fundamental Change Repurchase Price on the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements).

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this
Section 3.08(d) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

      Section 3.09. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.07(c) or Section 3.08(d), as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn as specified in Section 3.09(b)) thereafter be entitled solely to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Business Day following the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07(c) or Section 3.08(d) as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.07 or Section 3.08(d), as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice unless such Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.09(b) below.

      (b) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, specifying:

            (i) the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

            (ii) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if Certificated Securities have not been issued, such notice of withdrawal shall comply with the appropriate Depository procedures; and

            (iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      Section 3.10. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be; provided that in the case of any Make-Whole Premium payable on any Fundamental Change Repurchase Date, the Company shall deposit, with respect to such Make-Whole Premium, the appropriate amount of cash securities or other property as required pursuant to
Section 12.01. Payment by the Paying Agent of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, for the Securities shall be made promptly following the later of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, cash, securities or other property, as the case may be, sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price (including any Make-Whole Premium), as the case may be, then, on and after such date, such Securities shall cease to be outstanding and Interest (including Liquidated Damages, if any) on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price, Fundamental Change Repurchase Price or Make-Whole Premium, as the case may be). Nothing herein shall preclude the withholding of any tax required by law or regulations.

      Section 3.11. Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

      Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

      Section 3.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in
Section 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(e)), held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or other property deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day immediately following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(e)).

                                    ARTICLE 4
                                    COVENANTS

      Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Liquidated Damages, if any, on the Securities, and the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price or Fundamental Change Repurchase Price, on the Business Day immediately following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      Section 4.02. SEC and Other Reports. The Company shall file with or make available to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Data and Gathering Analysis and Retrieval System shall be deemed filed with the Trustee. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA
Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

      Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in December 2004) an Officers' Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      Section 4.04. Further Instruments and Acts. Upon the request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank Trust National Association, an Affiliate of the Trustee, located at 100 Wall Street, 16th Floor, New York, NY 10005, Attention: Corporate Trust Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

      Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

      Section 4.07. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the required payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages. Unless and until the Trustee shall receive at the Corporate Trust Office a Liquidated Damages Notice, the Trustee may assume without inquiry that no Liquidated Damages are owed.

                                    ARTICLE 5
                                SUCCESSOR PERSON

      Section 5.01. When Company may Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

      (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

      (b) if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party (other than the Company or any successor Person), such third party shall fully and unconditionally guarantee all obligations of the Company or such successor Person under the Securities and the Indenture;

      (c) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

      (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

      Section 6.01. Events of Default. So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

      (a) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company fails to deliver the cash or shares of Common Stock required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date as required pursuant to Section 10.02(e);

      (b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.08(d);

      (c) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.07 or 3.08 hereof, whether or not prohibited by
Article 11 hereof;

      (d) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof, whether or not prohibited by Article 11 hereof;

      (e) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable at its Stated Maturity, whether or not prohibited by Article 11 hereof;

      (f) the Company defaults in the payment of any Interest or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by Article 11 hereof;

      (g) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) through clause (f) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

      (h) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary (including, without limitation, the Credit Agreement) in an aggregate principal amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

      (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above unstayed and in effect for a period of 60 consecutive days; and

      (j) the commencement by the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the written consent by the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the written consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any Designated Subsidiary or any group of two or more

Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, expressly in furtherance of any such action.

      For the avoidance of doubt, clause (g) and (h) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (g) or (h) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

      Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing (the default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, subject to Article 11, pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing or past Event of Default and its consequences except (1) an Event of Default described in Section 6.01 clauses (a) through (e) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This
Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

      (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

      (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (but subject to Article 11), the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01 clauses (a) through (f) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

      Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall, subject to Article 11, be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 7.07) and of the Holders allowed in such judicial proceeding, and

      (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 11, pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.07;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      Section 6.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding or a suit by any holder of Senior Debt or Representative. This

Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.12. Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

      Section 7.01. Duties of Trustee. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

      If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (a)   Except during the continuance of an Event of Default:

            (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

      This Section 7.01(a) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)   this Section (b) does not limit the effect of Section 7.01(a);

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      Subparagraphs (b)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

      (c) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

      (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA:

      (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

      (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

      (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

      (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

      (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

      (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

      (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section 7.05. Notice of Defaults. If a default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a default or Event of Default described in Section 6.01 clauses (1) through (5), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the

Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

      Section 7.07. Compensation and Indemnity. The Company agrees:

      (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and

      (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Interest or Liquidated Damages, if any, as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(i) or 6.01(j), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

      Section 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (i)   the Trustee fails to comply with Section 7.10;

            (ii)  the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

      Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

      Section 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. Money so held in trust shall not be subject to the subordination provisions of Article 11. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

      Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company promptly any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9
                                   AMENDMENTS

      Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

      (a) add to the covenants of the Company for the benefit of the Holders of Securities;

      (b)   surrender any right or power herein conferred upon the Company;

      (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

      (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

      (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

      (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

      (h) evidence and provide for the acceptance of the appointment of a successor trustee;

      (i) make any changes necessary to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (i) does not, in the good faith opinion of the Board of Directors and the Trustee (which determination shall be conclusive), adversely affect the interests of the Holders of Securities in any material respect; and provided further that any amendment made solely to conform the provisions herein to the description of the Securities contained in the Final Offering Memorandum will not be deemed to adversely affect the interests of the Holders of Securities; or

      (j) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

      Section 9.02. With Consent of Holders. Except as provided below in this
Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

      Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this
Section 9.02 may not:

      (a) change the maturity of any Security, or the payment date of any installment of Interest or Liquidated Damages payable on any Security;

      (b) reduce the principal amount of, or the Interest or Liquidated Damages, payable on, or the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or Make-Whole Premium on any Security;

      (c) impair or adversely affect the conversion rights of any Holder of Securities;

      (d) change the currency of payment of such Securities or Interest, Liquidated Damages, Redemption Price, Fundamental Change Repurchase Price, Make-Whole Premium or Repurchase Price thereon;

      (e) alter the manner of calculation or rate of Interest or Liquidated Damages, Redemption Price, Fundamental Change Repurchase Price, Repurchase Price or Make-Whole Premium on any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

      (f) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

      (g) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 4.05;

      (h) adversely affect the repurchase option of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;

      (i) modify the provisions of Article 3 in a manner adverse to the Holders of the Securities;

      (j) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Security or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

      (k) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture; or

      (l) modify the subordination provisions of Article 11 in a manner adverse to the Holders of Securities.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

      Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

      Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      Section 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   CONVERSIONS

      Section 10.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10 (including without limitation the Company's right, in its sole and absolute discretion, to satisfy its Conversion Obligation in any manner permitted pursuant to Section 10.03), a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to the close of business on the Stated Maturity into shares of Common Stock at the Conversion Rate in effect on the date of conversion only under the following circumstances:

            (1) during any fiscal quarter of the Company and only during such fiscal quarter, commencing after September 30, 2004, if the Closing Sale Price of the Common Stock at least for 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the preceding fiscal quarter was more than 130% of the Conversion Price as of that 30th Trading Day; the Conversion Agent will, on the Company's behalf, but only upon the request of the Company, determine if the

      Securities are convertible as a result of the sale price of the Common Stock and notify the Company and the Trustee;

            (2) during the five consecutive Business Day period after any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Securities for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate on each such date; provided that if Securities are converted in reliance on this subsection and on any Trading Day during such Measurement Period the Closing Sale Price of the Common Stock was between 100% and 130% of the Conversion Price on such Trading Day the converting Holder will receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to 100% of the principal amount of the Securities plus accrued and unpaid Interest and Liquidated Damages, if any, to, but not including, the Conversion Date (a "PRINCIPAL VALUE CONVERSION"); the Conversion Agent will, on the Company's behalf, determine if the Securities are convertible as a result of the Trading Price of the Securities and notify the Company and the Trustee; provided, that the Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless requested to do so by a holder of the Securities. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Securities is greater than or equal to 98% of the product of the "Closing Sale Price" of Common Stock and the Conversion Rate;

            (3) at any time prior to the close of business on the Business Day prior to the Redemption Date, if such Security has been called for redemption pursuant to Article 3 hereof, even if the Securities are not otherwise convertible at that time; or

            (4)   as provided in Section (b) of this Section 10.01.

      Whenever the Securities shall become convertible pursuant to this Section 10.01, the Company or, at the Company's request delivered to the Trustee at least 5 Business Days before the requested notice is to be delivered to the Holders, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 13.02, and the Company shall also promptly but in no event less than 15 days prior to the effective date of such transaction publicly announce such information through a public medium that is customary for such public announcements or publish it on the Company's Web site or through such other public medium as the Company may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      (b)   In the event that:

                        (1) (i) the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within sixty (60) days after the date of such distribution, Common Stock at a price per share less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution; or (ii) the Company elects to distribute to all holders of Common Stock, cash or other assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors (which determination shall be conclusive) exceeding 10% of the Closing Sale Price of the Common Stock on the Business Day preceding the declaration date for such distribution, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place.

                        (2) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the effective date of the transaction, or if the transaction also constitutes a Fundamental Change until the Fundamental Change Repurchase Date.

      Notwithstanding the foregoing, the Securities will not be convertible pursuant to clause (1) above if the Company provides that Holders of Securities will participate in such distribution without conversion.

      (c)   In addition, if the transaction described in Section 10.02(b)(2) is
(i) also a transaction of the type described in clause (ii) of the definition of Change of

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

Control, (ii) constitutes a Fundamental Change and (iii) occurs before June 30, 2009, the Company will pay the Make-Whole Premium in connection with the conversion of the Securities, in the amount and manner specified in Section 12.01.

      "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

      Section 10.02. Conversion Procedure; Conversion Price; Fractional Shares.
(a) Subject to the Company's rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The rate at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION RATE") shall be initially 56.0243 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement Distribution delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Stock on the Trading Day prior to the Conversion Settlement Date.

      (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall (1) in the case of Global Securities, deliver to the Depository the appropriate instruction form for conversion pursuant to the Depository's conversion program, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and (2) give written notice to the Company in the form on the reverse of such Certificated Security (the "CONVERSION NOTICE") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

      Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.06 and any amount payable pursuant to Section 10.02(h).

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

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion Settlement Distribution shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

      (c) A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") that is the latest of (i) the date the Holder has complied with Section 10.02(b), (ii) the expiration of the Cash Settlement Notice Period or (iii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the expiration of the Conversion Retraction Period.

      (d) In the case of a Principal Value Conversion, a holder will receive either cash, Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Security converted plus accrued and unpaid Interest and Liquidated Damages, if any, as of the Conversion Date. If a Holder surrenders its Securities for conversion and it is a Principal Value Conversion, the Company will notify the Holder before the date that is two Business Days following the Conversion Date whether it will pay all or a portion of the principal amount of the Securities plus accrued and unpaid Interest and Liquidated Damages, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage of cash and Common Stock. Any Common Stock delivered upon a Principal Value Conversion will be valued at the average of the Closing Sale Price of the Common Stock for the ten consecutive Trading Day period beginning on and including the fifth Trading Day following the Conversion Date.

      (e) The Company will, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Obligation determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution.

      (f) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

      (g) By delivering the full number of shares of Common Stock or other property issuable upon conversion or cash or a combination of cash and shares of Common Stock in lieu thereof, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company will have satisfied in full its obligation to deliver Common Stock upon conversion with respect to such Security (other than any Make-Whole Premium payable pursuant to Section 12.02), and upon such delivery accrued and unpaid Interest, if any, with respect to such Security will be deemed to be paid in full rather than canceled, extinguished or forfeited.

      (h) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest, that has accrued and will be paid on the related Interest Payment Date. This Section 10.02(h) shall not apply if (1) the Company has specified a Redemption Date after an Interest Record Date for a payment of Interest but on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Fundamental Change Repurchase Date during such period or (3) any overdue Interest exists at the time of conversion with respect to the Securities converted. Notwithstanding the foregoing, the Company shall refund any amount paid by a Securityholder pursuant to this Section 10.02(h) if the Cash Settlement Notice Period or, if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Cash Settlement Averaging Period, ends on or subsequent to the Interest Payment Date immediately following the date such Securityholder delivered a Conversion Notice. Such refunded amount shall be paid at the time of delivery of the Conversion Settlement Distribution following conversion of any Securities.

      Section 10.03. Payment upon Conversion. (a) In the event that the Company receives a Conversion Notice on or prior to the day that is twenty (20) days prior to Stated Maturity or, with respect to Securities being redeemed, the applicable Redemption Date (the "FINAL NOTICE DATE"), the following procedures will apply:

      If the Company chooses to satisfy all or any portion of the Company's obligation to deliver Common Stock upon conversion (the "CONVERSION OBLIGATION") in cash, the Company will notify the Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of the Conversion Notice ("CASH SETTLEMENT NOTICE PERIOD"). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to such Holder, the Conversion Notice may be retracted by the Holder at any time during the two Business Day period immediately following the Cash Settlement Notice Period ("CONVERSION RETRACTION PERIOD").

      A Holder may not retract a Conversion Notice (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). If the Conversion Notice has not been retracted, then settlement of the Conversion Obligation (in cash and/or shares of Common Stock) (the "CONVERSION SETTLEMENT DISTRIBUTION") will occur on the Conversion Settlement Date. Settlement amounts will be computed as follows:

            (i) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to Holders surrendering Securities for conversion, a number of shares of Common Stock, for each $1,000 principal amount of Securities, equal to the then current Conversion Rate.

            (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to Holders surrendering Securities for conversion, for each $1,000 principal amount of Debentures, cash in an amount equal to the product of:

                  (A)   the then current Conversion Rate, and

                  (B) the average of the Closing Sale Prices of the Common Stock for the twenty (20) consecutive Trading Day period beginning on the Trading Day after the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD").

            (iii) If the Company elects to satisfy in cash a fixed portion of the Conversion Obligation other than the entire obligation, the Company will deliver to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, such cash amount ("CASH AMOUNT") and a number of shares of Common Stock equal to the greater of (A) zero and (B) the excess, if any, of the number of shares of Common Stock calculated as set forth in clause (i) above over the number of shares of Common Stock equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Closing Sale Price of the Common Stock on such day.

      (b) In the event that the Company receives a Conversion Notice after the Final Notice Date, if the Company chooses to satisfy all or any portion of the Conversion Obligation in cash, the Company may send, on or prior to the Final Notice Date, a single notice to the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). If the Company delivers a single notice to the Trustee, the Company will not send individual notices of its election to satisfy all or any portion of the Conversion Obligation in cash. Settlement amounts will be computed in the same manner as set forth under Section 10.03(a) above except that the "Cash Settlement Averaging Period" shall be the twenty Trading Day

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

period beginning on the day after the receipt of the Conversion Notice. If the Company does not elect to satisfy all or any portion of the Conversion Obligation in cash, then settlement will occur on the first Business Day following the Conversion Date.

      (c) Notwithstanding anything to the contrary in this Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Securities, by notice to the Trustee and the Holders of the Securities to satisfy in cash up to 100% of the principal of the Securities converted after the date of such election, with any remaining amount to be satisfied in shares of Common Stock. Any Conversion Notice delivered following the date the Company makes such election shall not be retractable and the provisions set forth in Section 10.03(a) shall apply as if the Company chose to send a single notice to the Trustee and the "Cash Amount" shall be the lesser of (i) the Conversion Rate multiplied by the average Closing Price of the Common Stock during the Cash Settlement Averaging Period and (ii) 100% of the principal amount of a Security.

      Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the Record Date of such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on such Record Date plus the total number of shares of Common Stock constituting such dividend or other distribution; and

            (ii) the denominator of which shall be the sum of such number of shares of Common Stock outstanding at the close of business on such Record Date,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall distribute rights (excluding any Rights pursuant to the Rights Agreement) or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days after the date of such distribution) to subscribe for or purchase shares of

Common Stock at a price per share less than the Closing Sale Price of the Common Stock on the Record Date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding on such Record Date plus the total number of additional shares of Common Stock offered for subscription or purchase, and

            (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at the Closing Sale Price of the Common Stock on such date.

      Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the issuance of such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive).

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including securities (but excluding any rights or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "DISTRIBUTED ASSETS"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date; and

            (ii) the denominator of which shall be the Current Market Price per share of the Common Stock less the Fair Market Value (as determined by the Board of Directors, whose determination in good faith shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Security on the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock. Notwithstanding the foregoing, if the Distributed Assets distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

            (i) the numerator of which shall be the sum of (A) the average Closing Sale Price for the ten (10) consecutive Trading Day period commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the

      Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted (the "SPINOFF VALUATION PERIOD") and (B) the Fair Market Value over the Spinoff Valuation Period of the portion of the Distributed Assets so distributed applicable to one share of Common Stock; and

            (ii) the denominator of which shall be the average Closing Sale Price over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Security on the Record Date with respect to such distribution.

      Rights or warrants distributed by the Company to all holders of Common Stock (including any Rights pursuant to the Rights Agreement) entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or Repurchase Price received by a holder or holders of Common Stock with respect to such rights or warrants

(assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

      No adjustment of the Conversion Rate shall be made pursuant to this
Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common Stock.

      For purposes of this Section 10.04(d) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on such Record Date" within the meaning of Section 10.04(a).

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price of the Common Stock on such Record Date, and

            (ii) the denominator of which shall be such Current Market Price of the Common Stock less the amount per share of such dividend or the amount of cash so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such

Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such holder converted each Security on such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

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

      (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05(ii) and 10.05(iii).

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

      (h) For purposes of this Section 10.04, the following terms shall have the meaning indicated:

            (i) "CURRENT MARKET PRICE" on any date, shall mean the average of the Closing Sale Prices per share of Common Stock for each of the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the ex-dividend date with respect to the issuance or distribution requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex-dividend date", (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

      In the event that another issuance, distribution, subdivision, combination or tender or exchange offer to which Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Closing Sale Price of the Common Stock during such period.

            (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (i) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.04(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or stock distribution (or rights to acquire stock); provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase).

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

      To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (j) All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. No adjustment need be made for: (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan, (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued, (iv) a change in the par value of the Common Stock, or (v) accrued and unpaid Interest or Liquidated Damages, if any. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.

      (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (l) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the Record Date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a Record Date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f), or (5) the Offer Expiration Time for a tender offer or exchange offer pursuant to Section 10.04(g) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(l), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

            (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      (m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      Section 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible, subject to the provisions of Section 10.03, into the kind and amount of shares of stock, other securities, other property, assets or cash receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NONELECTING SHARE"), then for the purposes of this Section 10.05 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

      If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

      Section 10.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder

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

for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or duty or shall have established to the satisfaction of the Company that such tax or duty has been paid.

      Section 10.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

      (a) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      (b) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      (c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as reasonably possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      Section 10.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this
Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such
Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 10.09. Notice to Holders Prior to Certain Actions. In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

      (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

      (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

      Section 10.10. Rights Issued in Respect of Common Stock Issued upon Conversion. The Company has entered into a Rights Agreement dated as of February 11, 1999 between the Company and American Stock Transfer & Trust Company, (as amended from time to time, the "RIGHTS AGREEMENT"). Under the Rights Agreement, preference share purchase rights (the "RIGHTS") have been, and may in the future be, issued in respect of shares of Common Stock. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If hereafter the Rights separate from the Common Stock in accordance with the provisions of the Rights Agreement so that a Securityholder would thereafter not be entitled to receive any Rights in respect of the Common Stock issuable upon conversion of such Security, the Conversion Rate will be adjusted as provided in
Section 10.04(d) on the separation date. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion Securityholders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

      If the Company hereafter adopts any stockholder rights plan similar to the Rights Agreement, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related rights for the Common Stock, whether or not the rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, but otherwise subject to the generally applicable terms of such plan and no additional adjustment to the Conversion Rate shall be made for the future stockholder rights plan under Section 10.04(d).

      Section 10.11. Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in

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

accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE 11
                                  SUBORDINATION

      Section 11.01. Agreement Of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 11; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of, Interest, Liquidated Damages, if any, and Make-Whole Premium, if any, on all Securities (including, but not limited to, the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Article 3 as provided in this Indenture) or any other Obligation issued or payable hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Obligations in respect of Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

      No provision of this Article 11 shall prevent the occurrence of any default or Event of Default hereunder.

      Section 11.02. Payments To Holders. No payment shall be made with respect to the principal of, or Interest, or Liquidated Damages, if any, or Make-Whole Premium, if any, on the Securities (including, but not limited to, the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Article 3 as provided in this Indenture) or other Obligations with respect to the Securities, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 11.05, if:

            (i) a default in the payment of principal, premium, interest, rent or other Obligations due on any Designated Senior Debt occurs (called a "PAYMENT DEFAULT"); or

            (ii) a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the

      Company or any other Person permitted to give such notice under the Credit Agreement so long as it remains in effect, and thereafter any other Person permitted to give such notice under this Indenture (called a "NON-PAYMENT DEFAULT").

      Notwithstanding the provisions of Section 11.05, not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Notice is received by the Trustee with respect to the Designated Senior Debt whose holder(s) or Representative delivered (or caused the Company to deliver) such Payment Blockage Notice (unless such default was waived or cured for a period of not less than 90 consecutive days and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice by the holders of such Senior Debt.

      The Company may resume payments and distributions in respect on the
Securities:

      (a) in the case of a Payment Default, upon the date on which the Payment Default ceases to exist or is cured or waived in writing by the Representative so long as the Credit Agreement remains in effect, and thereafter in accordance with the terms of the applicable Senior Debt, and

      (b) in the case of a Non-Payment Default, upon the earliest of the date on which such Non-Payment Default ceases to exist or is cured or waived in writing by the Representative so long as the Credit Agreement remains in effect, and thereafter in accordance with the terms of the applicable Senior Debt or 179 days pass after the date on which the applicable Payment Blockage Notice is received.

      Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation, reorganization of the Company (whether voluntary or involuntary), bankruptcy, insolvency, receivership or similar proceedings, all Obligations due or to become due in respect of Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, Interest, Liquidated Damages, if any, or Make-Whole Premium, if any, (including but not limited to, the Redemption Price, the Repurchase Price or the Fundamental Repurchase Price) or other Obligations with respect to the Securities (except payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution, winding-up, liquidation, reorganization of the

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

Company, bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this
Article 11, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Obligations in respect of Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

      In the event of the acceleration of the Securities because of an Event of Default, the Company shall promptly notify holders of Senior Debt or a Representative for the Senior Debt of such acceleration. Except payments and distributions made by the Trustee as permitted by Section 11.05, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, Make-Whole Premium, if any, Interest or Liquidated Damages, if any, or other Obligations the Securities by the Company (including, but not limited to, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture), until five days after the holders or trustees of Senior Debt receive notice of the acceleration and, after which, until all Obligations in respect of Senior Debt have been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.

      In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Obligations in respect of Senior Debt have been paid in full, in cash or other payment or provision therefor satisfactory to the holders of Senior Debt, such payment or distribution shall be held by the recipient in trust for the benefit of and shall be immediately paid over or delivered to the holders of Senior Debt or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Obligations in respect of Senior Debt remaining unpaid to the extent necessary to pay all

Obligations in respect of Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

      Nothing in this Section 11.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 11.02 shall be subject to the further provisions of Section 11.05.

      Section 11.03. Subrogation Of Securities. Subject to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Obligations in respect of Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this
Article 11 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, Make-Whole Premium, if any, Interest and Liquidated Damages, if any, on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article 11, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 11, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

      Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, Make-Whole Premium, if any, Interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Section 11.04. Authorization To Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 11.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

      Section 11.05. Notice To Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article
11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this
Article 11, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Debt or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, but not limited to, the payment of the principal of, or premium, if any, Interest, or Liquidated Damages, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 11.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 11 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 11.

      The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Obligations in respect of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      Section 11.06. Trustee's Relation To Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 11 in respect of any Senior Debt at any time held by it in its separate capacity and not as Trustee, to the same extent as any other holder of Senior Debt, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of
Section 7.01, the Trustee shall not be liable to any holder of Senior Debt if, pursuant to this Article 11, it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Debt would otherwise be entitled, provided the Trustee has duty toward holders of Senior Debt pursuant to Section 11.02.

      Section 11.07. No Impairment Of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Section 11.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 11 only, the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 10 shall not be deemed to constitute a payment or distribution with respect to the principal of, or Interest, or Liquidated Damages, if any, or Make-Whole Premium, if any, on the

Securities. For the purposes of this Section 11.08, the term "JUNIOR SECURITIES" means (a) shares of any Capital Stock of any class of the Company that have no rights to payment greater than the Securities, or (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 10.

      Section 11.09. Article Applicable To Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
11.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

      Section 11.10. Senior Debt Entitled To Rely. The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE 12
                               MAKE-WHOLE PREMIUM

      Section 12.01. Make-Whole Premium.

      (a) If a transaction described in clause (ii) of the definition of Change of Control set forth in Section 3.08(a) occurs prior to June 30, 2009 and such transaction constitutes a Fundamental Change, the Company will pay the Make-Whole Premium to Holders of Securities who convert their Securities pursuant to Section 10.01(b)(2) or Holders who elect to require the Company to repurchase their Securities upon such Fundamental Change pursuant to Section 3.08.

      (b) The Company will pay the Make-Whole Premium in the consideration into which the Common Stock was converted, exchanged or acquired in the transaction constituting the Fundamental Change (except that the Company will pay cash in lieu of fractional interests in any security or other property delivered in connection with such transaction). If holders of the

Common Stock receive or have the right to receive more than one form of consideration in connection with such transaction, then for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium will be paid will be in proportion to the relative values, determined as described in the next paragraph, of the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

      The value of such consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

            (i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on 98% of the average closing price or last sale price, as applicable, on the ten trading days for such securities on the applicable exchange or quotation system prior to but excluding the Fundamental Change Repurchase Date;

            (ii) other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally-recognized banks selected by the Trustee; and

            (iii) 100% of any cash.

      (c) The Company shall pay the Make-Whole Premium to the Holder who tendered Securities for conversion or repurchase (i) with respect to any Securities tendered for repurchase pursuant to Section 3.08, on the Fundamental Change Repurchase Date or (ii) with respect to Securities converted, on the later of (A) the Fundamental Change Repurchase Date or (B) the Conversion Settlement Date for such converted Securities.

      (d)   The Make-Whole Premium will be determined as follows:

            (i) "EFFECTIVE DATE" means the date that the Fundamental Change becomes effective.

            (ii) "STOCK PRICE" means the price paid per share of Common Stock in the Fundamental Change, determined as follows:

                  (A) If holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

                  (B) Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Common Stock on the 10 Trading Days up to but not including the Effective Date.

            (iii) "MAKE-WHOLE PERCENTAGE" means the percentage set forth in the table below for the Stock Price and the Effective Date:

                                   STOCK PRICE

EFFECTIVE
  DATE      $12.57   $13.89    $15.21   $16.53    $17.85   $20.00    $25.00    $30.00    $35.00    $40.00    $45.00    $50.00
6/24/2004    0.00     5.32     10.51    16.41     22.14    20.14     16.50     13.97     12.07     10.56      9.64      8.64
6/30/2005    0.00     3.73      8.60    14.36     19.67    17.76     13.99     11.46      9.68      8.34      7.54      6.72
6/30/2006    0.00     2.54      6.93    12.55     18.10    15.50     11.50      8.99      7.36      6.21      5.58      4.96
6/30/2007    0.00     1.42      5.93    10.35     15.80    12.57      8.31      5.94      4.55      3.71      3.37      2.97
6/30/2008    0.00     0.00      3.62     6.69     11.89     7.75      3.63      1.91      1.22      0.98      0.91      0.82
6/30/2009    0.00     0.00      0.00     0.00      0.00     0.00      0.00      0.00      0.00      0.00      0.00      0.00

      If the applicable Stock Price is between two Stock Price amounts on the table above or the Effective Date is between two dates on the table above, the Make-Whole Percentage will be determined by straight-line interpolation between the amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year.

            (iv) "MAKE-WHOLE PREMIUM" means the amount per $1,000 principal amount of Securities equal to:

                  (A)   If the Effective Date is on or after June 30, 2009, $0;

                  (B) If the Stock Price is less than $12.57 (subject to adjustment pursuant to Section 12.02) (the "STOCK PRICE FLOOR"), $0;

                  (C) If the Stock Price is greater than $50.00 (subject to adjustment pursuant to Section 12.02) (the "STOCK PRICE CAP"), $0; or

                  (D) Otherwise, the dollar amount equal to the Make-Whole Percentage multiplied by $1,000.

      Section 12.02. Adjustments Relating To The Make-whole Premium. Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 10.04, the Stock Price Floor, the Stock Price Cap and each of the Stock Prices set forth in the table in Section 12.01(d)(iii) shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

      Section 12.03. Calculation Of The Make-whole Premium.

      (a) Promptly following the Effective Date, the Company shall calculate the Stock Price and the Make-Whole Percentage and the Make-Whole Premium with respect to such Stock Price based on the applicable Effective Date. No less than five Business Days following the Effective Date, the Company shall notify the Trustee of the results of such calculations and notify the Holders of the Stock Price, the Make-Whole Premium per $1,000 principal amount of Securities and the type of consideration in which the Make-Whole Premium will be paid.

      (b) The Company shall also make the calculations required by Section 12.01(b). Upon the opening of business on the Fundamental Change Repurchase Date, the Company shall notify the Trustee and the Holders of the amount of each type of consideration in which the Make-Whole Premium will be paid.

      (c) The Company shall issue a press release containing the information described in Section 12.01(a) and (b) and publish such information on its website.

                                   ARTICLE 13
                                  MISCELLANEOUS

      Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company:
      Per-Se Technologies, Inc.
      2840 Mt. Wilkinson Parkway
      Atlanta, Georgia 30339
      Attn: General Counsel
      Tel: (770) 444-5300
      Facsimile No.: (770) 444-4502

      if to the Trustee:
      U.S. Bank National Association
      Corporate Trust Services
      225 Asylum Street, 23rd Floor
      Hartford, Connecticut 06103
      Attn: Michael M. Hopkins
      Tel: (860) 241-6820
      Fax: (860) 241-6897

      The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be delivered to the Securityholder in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 13.03. Communication By Holders With Other Holder. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section 13.04. Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 13.05. Statements Required In Certificate Or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (i) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement that, in the opinion of such person, such covenant or condition has been complied with.

      Section 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 13.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or at meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section 13.08. Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

      Section 13.09. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                      PER-SE TECHNOLOGIES, INC.

                                      By:  /s/ CHRIS E. PERKINS
                                          -------------------------------------
                                           Name:  Chris E. Perkins
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                      U.S. BANK NATIONAL ASSOCIATION,
                                         As Trustee

                                      By:  /s/ MICHAEL M. HOPKINS
                                          -------------------------------------
                                           Name:  Michael M. Hopkins
                                           Title: Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

  (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

  (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO PER-SE TECHNOLOGIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A

      QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, INCLUDING RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                            PER-SE TECHNOLOGIES, INC.

               3.25% Convertible Subordinated Debentures Due 2024

CUSIP: 713569AA9
ISSUE DATE: June 30, 2004                   Principal Amount: $125,000,000
No.

      PER-SE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), on June 30, 2024.

      Interest Rate: 3.25% per year.

      Interest Payment Dates: June 30 and December 30 of each year, commencing December 30, 2004.

      Interest Record Dates: June 15 and December 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 30, 2004                             PER-SE TECHNOLOGIES, INC.

                                                 By:____________________________
                                                    Name:
                                                    Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By: __________________________________
    Authorized Signatory

Dated: June 30, 2004

                      [FORM OF REVERSE OF GLOBAL SECURITY]

               3.25% Convertible Subordinated Debentures Due 2024

      This Security is one of a duly authorized issue of 3.25% Convertible Debentures Due 2024 (the "SECURITIES") of Per-Se Technologies, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of June , 2004 (the "INDENTURE"), between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST.

      The Securities shall bear interest on the principal amount thereof at a rate of 3.25% per year. The Company shall also pay Liquidated Damages as set forth in the Registration Rights Agreement.

      Interest will be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

2.    METHOD OF PAYMENT.

      Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.

      At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash, in respect of Redemption Prices, Repurchase Prices, Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the

Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    INDENTURE.

      The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (up to $125,000,000 aggregate principal amount if the initial purchasers' option set forth in the Purchase Agreement is exercised in full). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

4.    REDEMPTION AT THE OPTION OF THE COMPANY.

      No sinking fund is provided for the Securities. The Securities are redeemable for cash at the option of the Company, at any time as a whole or from time to time in part on, or after July 6, 2009 upon not less than 30 nor more than 60 days' notice by mail for a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and Liquidated Damages, if any, on those Securities redeemed up to (but excluding) the Redemption Date.

      In no event will any Security be redeemable before July 6, 2009.

5.    REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 30, 2009, June 30, 2014 and June 30, 2019 in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and Liquidated Damages, if any, on those Securities up to (but excluding) the Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase for cash the Securities held by such Holder after the occurrence of a Fundamental Change of the Company for a Fundamental Change Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and Liquidated Damages, if any, and Make-Whole Premium, if any, on those Securities up to (but excluding) the Fundamental Change Repurchase Date.

      Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price (including any Make-Whole Premium), as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, on the Business Day immediately following the Repurchase Date or the Fundamental Change Repurchase Date, Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) immediately on the Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

6.    MAKE-WHOLE PREMIUM.

      Subject to and in compliance with the provisions of the Indenture, if certain Fundamental Changes occur prior to June 30, 2009, in certain circumstances the Company will pay a Make-Whole Premium on the Securities converted or tendered for repurchase upon a Fundamental Change. The Make-Whole Premium, if any, will be payable in the consideration into which the Common Stock was converted, exchanged or acquired in such Fundamental Change.

      The Make-Whole Premium, if any, will be calculated and paid as described in Section 12.01 of the Indenture.

7.    NOTICE OF REDEMPTION.

      Notice of redemption pursuant to Section 4 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date Interest and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    CONVERSION.

      Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion; provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

      The Company will notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.

      A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 56.0243 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest or Liquidated Damages. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the shares of Common Stock delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

      To surrender a Security for conversion, a Holder must (1) complete and manually sign the Conversion Notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

      No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

      If the Company (i) is a party to a consolidation, merger, binding share exchange or combination, (ii) reclassifies the Common Stock, or (iii) conveys or sells all or substantially all of its properties and assets to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

      Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10.   DENOMINATIONS; TRANSFER; EXCHANGE.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Certificated Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Certificated Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Certificated Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.   PERSONS DEEMED OWNERS.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.   UNCLAIMED MONEY OR SECURITIES.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.   AMENDMENT; WAIVER.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.

14.   DEFAULTS AND REMEDIES.

      If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.   TRUSTEE DEALINGS WITH THE COMPANY.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.   SUBORDINATION.

      The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Obligations in respect of Senior Debt of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

17.   NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   AUTHENTICATION.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   GOVERNING LAW.

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

21.   COPY OF INDENTURE.

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security. Requests may be made to:

      PER-SE TECHNOLOGIES, INC.
      2840 Mt. Wilkinson Parkway
      Atlanta, Georgia 30339
      Attn: General Counsel
      Facsimile No.: (770) 444-4502

22.   REGISTRATION RIGHTS.

      The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of June 30, 2004, between the Company and Banc of America Securities LLC as representative for the initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

           ASSIGNMENT FORM                          CONVERSION NOTICE
           ---------------                          -----------------
To assign this Security, fill in the       To convert this Security into
form below:                                Common Stock of the Company,
                                           check the box [ ]

I or we assign and transfer this           To convert only part of this
Security to                                Security, state the principal amount
______________________________             to be converted (which must be
____________________                       $1,000 or an integral multiple of
(Insert assignee's soc. sec. or tax        $1,000):
ID no.)
_____________________________
_____________________________              If you want the stock certificate
_____________________________              made out in another person's name
(Print or type assignee's name,            fill in the form below:
address and zip code)                      _____________________________
                                           _____________________________
and irrevocably appoint
                                           (Insert the other person's soc. sec.
____________________ agent to              tax ID no.)
transfer this Security on the books of     _____________________________
the Company.  The agent may                _____________________________
substitute another to act for him.         _____________________________
                                           _____________________________
                                           _____________________________
                                           (Print or type other person's name,
                                           address and zip code)

Date:  __________ Your Signature:  _________________________________

________________________________________________________________________________

      (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

_______________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:_____________________________
       Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security: One Hundred Twenty-Five Million Dollars ($125,000,000).

               Amount of        Amount of         Principal
              Increase in      Decrease in        Amount of
               Principal        Principal          Global          Notation by
               Amount of        Amount of      Security After      Registrar or
                Global           Global          Increase or         Security
Date           Security         Security          Decrease          Custodian
----           --------         --------          --------          ---------
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, FOR THE BENEFIT OF PER-SE TECHNOLOGIES, INC. (THE "ISSUER"), THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, AND IN THE CASE OF (A) THROUGH (D) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERENCED ABOVE.

                            PER-SE TECHNOLOGIES, INC.

               3.25% Convertible Subordinated Debentures Due 2024

CUSIP: 713569AA9
ISSUE DATE: June 30, 2004                      Principal Amount:  $_____________
No.

      PER-SE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to _____________, or registered assigns, the principal amount of _____________ ($_____________), on June 30, 2024.

      Interest Rate: 3.25% per year.

      Interest Payment Dates: June 30 and December 30 of each year, commencing December 30, 2004.

      Interest Record Dates: June 15 and December 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                            PER-SE TECHNOLOGIES, INC.

                                                  By: __________________________
                                                  Name: ________________________
                                                  Title: _______________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By__________________________________
        Authorized Signatory

Dated:

            [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO
                                   EXHIBIT A]

                                                                       EXHIBIT C

                            PER-SE TECHNOLOGIES, INC.

               3.25% Convertible Subordinated Debentures Due 2024

                              Transfer Certificate

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to ___________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

      [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

      [_] The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

      [_]   The transferee is an Affiliate of the Company.

DATE:                                     __________________________________
                                                    Signature(s)

      (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

______________________________________
Participant in a Recognized Signature

                                      C-2